                        DELAWARE GROUP PREMIUM FUND, INC.


                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


                  Delaware Group Premium Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Board of Directors of the Corporation, at a meeting held on April 18, 1996, adopted resolutions classifying and allocating unallocated and unissued common stock of the Corporation as follows: Fifty Million (50,000,000) shares of common stock with a par value of One Cent ($.01) per share to a new series of shares designated as the Global Bond Series.

                  SECOND: The shares of the Global Bond Series shall have the rights and privileges, and shall be subject to the limitations and priorities, set forth in the Articles of Incorporation of the Corporation.

                  THIRD:   The shares of the Global Bond Series have
been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.


                  IN WITNESS WHEREOF, Delaware Group Premium Fund, Inc. has caused these Articles Supplementary to be signed in its
name and on its behalf this      day of April, 1996.


                                DELAWARE GROUP PREMIUM FUND, INC.



                                By:_____________________________
                                     George M. Chamberlain, Jr.
                                     Senior Vice President and
                                     Secretary

Attest:



____________________________
John M. Zerr
Vice President and
Assistant Secretary

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                  THE UNDERSIGNED, Senior Vice President and Secretary of
DELAWARE GROUP PREMIUM FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this instrument is made a part, hereby acknowledges, in the name and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.





                                           ____________________________
                                           George M. Chamberlain, Jr.


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